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                                                                   EXHIBIT e (i)

                          AMENDED SCHEDULE OF APPROVALS

                               WITH RESPECT TO THE

                             DISTRIBUTION AGREEMENT

                                     BETWEEN

                    ING STRATEGIC ALLOCATION PORTFOLIOS, INC.

                         AND ING FUNDS DISTRIBUTOR, LLC

COMPANY

ING VP Strategic Allocation Balanced Portfolio
ING VP Strategic Allocation Growth Portfolio
ING VP Strategic Allocation Income Portfolio